Exhibit 5.01

OPINION OF MERU NETWORKS, INC.

March 9, 2015

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, CA 94089

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Meru Networks, Inc., a Delaware corporation (the “Company” or “you”), with the Securities and Exchange Commission on March 9, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) an additional 964,006 shares of the Company’s common stock (the “Stock Plan Shares”) reserved for issuance under the Company’s 2010 Stock Incentive Plan (the “Stock Plan”) and (ii) an additional 241,001 shares (“ESPP Shares,” and together with the Stock Plan Shares, the “Shares”) of the Company’s common stock reserved for issuance under the Company’s 2010 Employee Stock Purchase Plan (the “ESPP,” and together with the Stock Plan, the “Plans”).

In connection with this opinion, I have reviewed and am familiar with, originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering the opinion expressed herein, I have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates purporting to be originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates purporting to be copies, and the legal capacity to sign of all individuals executing documents, instruments and certificates.

It is my opinion that the Shares, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, will be legally and validly issued, fully-paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Mark Liu

Mark Liu, Esq.
Meru Networks, Inc.
General Counsel